Exhibit 10.4

Einstein Noah Restaurant Group Inc.

2011 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

You have been selected by the Compensation Committee of the Board of Directors of Einstein Noah Restaurant Group Inc., a Delaware corporation (the “Company”) to receive a grant of Restricted Stock Units (“RSUs”) pursuant to the Einstein Noah Restaurant Group Inc. 2011 Omnibus Incentive Plan (the “Plan”) as specified below:

Participant:

Date of Grant:

Number of RSUs Granted:

Vesting Schedule: Except as provided otherwise in this Agreement or in the Plan, the RSUs shall vest according to the following schedule:

Date on Which RSUs Vest	Number of RSUs Vested	Cumulative Number of RSUs Vested
	One-Third	One-Third
	One-Third	Two-Thirds
	One-Third	100%

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of RSUs by the Company to the Participant named above, pursuant to the provisions of the Plan which includes additional terms and conditions governing the grant of RSUs. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan, unless specifically defined in this Agreement.

By acceptance of this Agreement, the Participant acknowledges receipt of the Participant’s Notice of Grant of RSUs and a copy of the Plan and the prospectus for the Plan.

The parties hereto agree as follows:

1.	Employment With the Company; Forfeiture Restrictions. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, the RSUs granted hereunder are granted subject to the condition that the Participant remains an employee of the Company from the Date of Grant through (and including) the date on which the RSUs become vested and are settled pursuant to Sections 2 and 3 of this Agreement and the terms of the Plan.

This grant of RSUs shall not confer any right to the Participant (or any other Participant) to be granted RSUs or other Awards in the future under the Plan.

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2.	Settlement. Settlement of all RSUs granted pursuant to this Agreement shall be effective as of the date on which the RSUs vest. For purposes of determining the amount of payment under this paragraph 2 of the Agreement, the value of each RSU shall be equal to the Fair Market Value of a single share of common stock of the Company (the “Shares”) equal to the closing price of a share on the last trading date prior to the date the RSU vests in accordance with the above Vesting Schedule.

3.	Form of Payment. Vested RSUs will be settled in whole Shares issued in the name of the Participant and will be released into the Participant’s personal account with the Company’s third party administrator.

4.	Tax Consequences and Tax Withholding. The Participant hereby expressly acknowledges and agrees to the automatic sale in the open market of Shares otherwise issuable to the Participant upon settlement of the RSUs such number of whole Shares with a value sufficient to provide sale proceeds to the Company to remit the minimum applicable withholding taxes required by law in connection with such vesting or issuance as determined by the Company (or its designee).

5	Shareholder Rights. The Participant shall not have any shareholder rights, including voting or dividend rights, with respect to any RSUs granted hereunder or the shares corresponding to any RSUs granted hereunder.

6	Termination of Employment.

(a)	By Death. In the event the continuous employment of the Participant with the Company is terminated by reason of Death prior to becoming partially or fully vested without restriction in all or a portion of the RSUs, the Participant shall become immediately fully vested without restriction in all RSUs granted pursuant to this Agreement.

(b)	By Disability. In the event the continuous employment of the Participant with the Company is terminated by reason of Disability prior to the Participant becoming partially or fully vested without restriction in all or a portion of the RSUs, the Participant shall become immediately fully vested without restriction in all RSUs granted pursuant to this Agreement.

(c)	For Cause. In the event the continuous employment of the Participant with the Company is involuntarily terminated for Cause, all unvested RSUs and any vested but unpaid RSUs shall be forfeited as of the date of such termination of employment. For purposes of this Agreement, [unless otherwise defined in a separate agreement between the Participant and the Company,] Cause means:

i)	Willful misconduct of the Participant;

ii)	Willful failure to perform the Participant’s job duties;

iii)	Conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to such crime by the Participant; or

iv)	The commission of an act of theft, fraud, dishonesty, or insubordination that is materially detrimental to the Company or any Subsidiary.

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(d)	For Any Other Reason. If the continuous employment of the Participant with the Company shall terminate for any reason other than the reasons set forth in this Section 5(a) through 5(c) herein, the Participant shall automatically forfeit all unvested RSUs upon such termination of employment.

7.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to the Participant’s termination of employment, the Participant shall become immediately fully vested without restriction in all RSUs granted pursuant to this Agreement.

8.	Restrictions on Transfer. Unless and until actual shares of stock of the Company are delivered in settlement of the RSUs, the RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except as otherwise provided in the Plan.

9.	Beneficiary Designation. The Participant may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s executor, administrator or legal representative.

10.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

11.	Miscellaneous.

(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. The Compensation Committee shall have the right to impose such restrictions on any Shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	The Compensation Committee may terminate, amend, or modify the Plan or this Agreement; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

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(d)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)	All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Colorado.

(g)	To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(h)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address then on file with the Company, or in either case at such addresses as one party may subsequently furnish to the other party in writing.

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